UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

December 4, 2014

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant's telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Jamba, Inc. (“Jamba” or the “Company”) is disclosing by this Current Report on Form 8-K that JCP Investment Partnership, LP (“JCP”) submitted a timely notice of nomination of six director candidates to stand for election to Jamba’s Board of Directors at the Company’s 2015 Annual Meeting of Stockholders.  Based upon  the shares of Company common stock indicated to be beneficially owned by JCP and its nominees in the notice of nomination, JCP and their nominees beneficially owned an aggregate of approximately 2.3% of the Company’s outstanding shares of common stock as of the time of nomination.  The Nominating and Corporate Governance Committee of the Board of Directors will review JCP’s proposed nominees in accordance with the Company’s Director Qualifications and Nominations Policy.  Jamba stockholders are not required to take any action at this time.  The Jamba Board of Directors will present its recommendation regarding director nominees in its definitive proxy statement to be filed with the Securities and Exchange Commission in connection with the Company’s 2015 Annual Meeting of Stockholders. Jamba’s Board of Directors and management team are committed to acting in the best interests of the Company and all of its stockholders, and welcome open communications with the Company’s stockholders towards the goal of enhancing stockholder value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: December 4, 2014	By:	/s/ Karen L. Luey
Karen L. Luey
Chief Financial Officer, Chief Administrative Officer,
Executive Vice President and Secretary